UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

CBIZ, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500 Cleveland, Ohio	44131
(Address of principal executive offices)	(Zip Code)

216-447-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 9, 2016, in accordance with the succession plan of CBIZ, Inc. (the “Company”) previously announced on October 29, 2014, Mr. Jerome P. Grisko, Jr. was appointed Chief Executive Officer and President of the Company following the retirement of Steven L. Gerard as Chief Executive Officer, also effective as of March 9, 2016. Mr. Grisko retains his appointment to the Board of Directors of the Company (the “Board”), and Mr. Gerard will continue as the Chairman of the Board, now serving in a non-executive capacity.

Mr. Grisko will serve in this officer capacity for an indefinite period at the discretion of the Board. The Compensation Committee of the Board of Directors (the “Compensation Committee”) has determined that Mr. Grisko will continue to receive compensation consistent with Executive Compensation Components identified in the Company’s 2015 Proxy Statement. Mr. Grisko’s base pay has been set at $642,000 and he will receive Non-Equity Incentive Plan compensation to be calculated in accordance with the CBIZ Annual Executive Incentive Plan. It is anticipated that in 2016 he will receive an option grant and a restricted stock grant commensurate with the grants awarded to Mr. Gerard in 2015. Otherwise, the terms of his employment currently remain the same as those described in the Company’s 2015 Proxy Statement and as set out in his December 31, 2008 Amended and Restated Employment Agreement as described in and attached to the Form 8-K report filed on that date.

Mr. Grisko, 54, has served as the Company’s President and Chief Operating Officer since February of 2000. Mr. Grisko joined the Company as Vice President, Mergers & Acquisitions in September 1998 and was promoted to Senior Vice President, Mergers & Acquisitions and Legal Affairs in December 1998.

The Compensation Committee has determined, and the Board has confirmed, that Mr. Gerard’s compensation as non-executive Chairman of the Board will consist of a Chairman’s fee of $75,000 annually, the standard non-employee director retainer fee of $60,000 per year, the standard meeting fee of $1,500 per meeting, and entitlement to the same annual equity grant as that received by all non-employee directors. The Company also has entered into a three-year, $25,000 per year consulting contract with Mr. Gerard pursuant to which he is obligated to assist the Company’s Chief Executive Officer in matters related to special projects in which Mr. Gerard’s assistance is requested by the Chief Executive Officer unrelated to Mr. Gerard’s role as a member of the Company’s Board.

As of the date of this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Grisko and any other person pursuant to which he was selected as Chief Executive Officer, nor are there any family relationships between Mr. Grisko and any of the Company’s directors or executive officers. As of the date of this Current Report on Form 8-K, neither Mr. Gerard nor Mr. Grisko, nor their respective family members, is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2016

CBIZ, Inc.

By:	/s/ Michael W. Gleespen
Name:	Michael W. Gleespen
Title:	Corporate Secretary and General Counsel